EXHIBIT 99.1

Ceragenix Obtains IRB Approval for Eczema Clinical Study

-Study to Compare EpiCeram® to Mid-Strength Topical Steroid in Treatment of Children with Moderate-to-Severe Eczema-

DENVER, June 27, 2006 — Ceragenix Pharmaceuticals, Inc., a biopharmaceutical company focused on infectious disease and dermatology,   today announced that it has received Institutional Review Board (IRB) approval to commence a multicenter study involving 90 children, aged 6 months to 18 years, with moderate-to-severe atopic dermatitis (eczema). The study, which is expected to commence in July of this year and take place at private dermatology offices located in Santa Rosa, California and Trenton, New Jersey, will compare the use of EpiCeram®, a non-steroidal skin barrier cream that received FDA marketing clearance in April 2006, to Cutivate®, a commonly used mid-strength topical steroid that is approved for use in infants and children.

The objective of the clinical study is to determine whether EpiCeram, which does not contains steroids, can be as effective as a mid-strength steroid in alleviating the signs and symptoms of eczema in a pediatric patient population. The outcome measurements of the study will include EASI, Scorard and Ossad scores, which are commonly used measures in determining disease improvement in atopic dermatitis studies. Both EpiCeram and Cutivate will be applied twice daily to the affected skin areas. The study will also measure trans-epidermal water loss (TEWL), which is an indicator of the skin barrier’s integrity.

Over 15 million Americans suffer from eczema making it the most common childhood skin disorder. Patients and healthcare professionals have concerns over the long term use of topical steroids in the treatment of atopic dermatitis, as steroid use may lead to rebound flares and skin thinning.

“The market for prescription products used to treat eczema is close to $1 billion in the United States,” stated Steven Porter, Chairman and CEO of Ceragenix  “We are optimistic that this study will demonstrate at least comparable efficacy of EpiCeram to a mid-strength steroid, and thereby offer patients and their families an effective way to obtain symptomatic relief without the risks associated with topical steroid use. We are currently in active discussions with a number of pharmaceutical companies, as our intention is to partner EpiCeram with a firm that has strong capabilities in the commercialization of dermatological products.”

Dermatology research has shown that children with atopic dermatitis (eczema) have dry, itchy skin due to excessive water loss, as their skin’s barrier function is suboptimal. The lack of a fully effective skin barrier also allows external triggers, such as allergens and pollutants, to enter into the skin and cause an inflammatory reaction leading to the characteristic red scaly skin found in eczema sufferers.

About EpiCeram

EpiCeram, which is based on the research of Dr. Peter Elias, who serves as Ceragenix’s Chief Scientific Officer,  consists of a patented combination of lipids including those which are naturally found in the skin. The product is for external use only and is indicated to manage and relieve the burning and itching experienced with various types of dry skin conditions including atopic dermatitis, irritant contact dermatitis and radiation dermatitis. EpiCeram is contraindicated in patients with known hypersensitivity to any of the components of the formulation. For patients undergoing radiation therapy, EpiCeram may be applied as indicated by the treating Radiation Oncologist. The product does not contain a sunscreen and should not be used prior to extended exposure to the sun.

Ceragenix has licensed the lipid skin barrier technology from The Regents of the University of California on an exclusive basis for all prescription applications.

About Atopic Dermatitis

According to the National Institute of Arthritis and Musculoskeletal and Skin Diseases (NIAMS), more than 15 million people in the U.S. have symptoms of atopic dermatitis. Children are more commonly affected than adults, with 90 percent of acute dermatitis cases diagnosed by age five. Roughly 60 percent of infants affected continue to have one or more symptoms of atopic dermatitis into adulthood.

NIAMS researchers project that U.S. health insurance companies spend more than $1 billion per year on atopic dermatitis. Atopic dermatitis has also been found to affect patient quality of life due to its uncomfortable symptoms and how it alters physical appearance.

About CERAGENIX

Ceragenix Pharmaceuticals, Inc. (OTCBB: CGXP) is a biopharmaceutical company that discovers, develops and commercializes novel anti-infective drugs based on its proprietary class of compounds, Ceragenins™ (or CSAs). Active against a broad range of gram positive and negative bacteria, these agents are being developed as anti-infective medical device coatings (Ceracides™) and as therapeutics for antibiotic-resistant organisms.

Ceragenix further owns exclusive rights to Barrier Repair Technology for the treatment of dermatological disorders including atopic dermatitis, neonatal skin disorders and others. Ceragenix’s patented Barrier Repair Technology, invented by Dr. Peter Elias and licensed from the University of California, is the platform for the development of two prescription topical creams—EpiCeram® and NeoCeram®. Ceragenix recently received 510K marketing clearance from the U.S. Food and Drug Administration for its EpiCeram® Skin Barrier Emulsion to improve dry skin conditions and to relieve and manage the burning and itching associated with various dermatoses including atopic dermatitis, irritant contact dermatitis, radiation dermatitis, and other dry skin conditions by maintaining a moist wound and skin environment. For additional information on Ceragenix, please visit www.ceragenix.com.

FORWARD LOOKING STATEMENTS

This press release may contain forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, the following: the ability of the Company to raise sufficient capital to finance its planned activities, receiving the necessary marketing clearance approvals from the United States Food and Drug Administration (the “FDA”), successful clinical trials of the Company’s planned products, the ability of the Company to commercialize its planned products, market acceptance of the Company’s planned products, the Company’s ability to successfully develop its licensed compounds, alone or in cooperation with others, into commercial products, the ability of the Company to successfully prosecute and protect its intellectual property, and the Company’s ability to hire, manage and retain qualified personnel. The aforementioned factors do not represent an all inclusive list. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this press release. In particular, important factors that could cause actual results to differ materially from our forward-looking statements include general economic factors, business strategies, the state of capital markets, regulatory conditions, and other factors not currently known to us, may be significant, now or in the future, and these factors may affect us to a greater extent than indicated. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in this press release and in other documents that we file from time to time with the Securities and Exchange Commission including our Annual Report on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-KSB to be filed in 2006. Except as required by law, we do not undertake any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:
Ceragenix
Steven S. Porter, 720-946-6440
or Robert Stanislaro
Financial Dynamics
(212) 850-5657

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